As filed with the Securities and Exchange Commission on May 31, 2002

                                           Registration Statement No. 333-_____
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    FIRST HORIZON PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            58-2004779
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                                6195 SHILOH ROAD
                            ALPHARETTA, GEORGIA 30005
   (Address, including zip code, of registrant's principal executive offices)


                                 2002 STOCK PLAN
                              (Full Title of Plan)

                             MAHENDRA G. SHAH, PH.D.
                                6195 SHILOH ROAD
                            ALPHARETTA, GEORGIA 30005
                                 (770) 442-9707
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              STEPHEN D. FOX, ESQ.
                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum          Proposed maximum         Amount of
Title of each class of              Amount to be              offering price per        aggregate                registration
securities to be registered         registered                share(1)                  offering price(1)        fee

-------------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par value       2,500,000                 $23.35                    $58,375,000               $5,370.50

-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h) based on the average of the high and low sales price of the Company's Common Stock on May 30, 2002, as reported on The Nasdaq Stock Market.

                   INFORMATION REGARDING FINANCIAL STATEMENTS
                       INCORPORATED BY REFERENCE INTO THIS
                             REGISTRATION STATEMENT

     The U.S. Government has indicted our former independent auditors, Arthur Andersen LLP charging Arthur Andersen with federal obstruction of justice arising from the government's investigation of Enron Corp. It is possible that events arising out of the indictment may adversely affect the ability of Arthur Andersen to satisfy any claims against it including the ability of Arthur Andersen to satisfy any claims arising from its provision of auditing and other services to us, including claims that may arise out of Arthur Andersen's audit of our financial statements, which are incorporated by reference into this registration statement.

     We have not obtained Arthur Andersen's consent to be named in this registration statement as having certified our consolidated financial statements which are incorporated by reference. This may limit your ability to assert claims against Arthur Andersen. Since we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this registration statement as having certified our consolidated financial statements as required by Section 7 of the Securities Act of 1933, as amended, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and therefore your right of recovery under that section may be limited as a result of the lack of consent.

                                     PART II

Item 3. Incorporation of Documents by Reference.
------- ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The description of the Registrant's Common Stock set forth in the Registrant's Form 8-A Registration Statement (File No. 000-30123) filed March 27, 2000;

     (b) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), on April 9, 2002 (File No. 333-83698);

     (c) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 000-30123);

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 000-30123);

     (e) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2002 (File No. 000-30123);

     (f) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2002 (File No. 000-30123);

     (g) The Company's Amended Current Report on Form 8-K/A filed with the Securities and Exchange Commission on March 5 2002 (File No. 000-30123);

     (h) The Company's Amended Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2002 (File No. 000-30123); and

     (i) The Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2002 (File No. 000-30123).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
------   -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

     As permitted by Delaware law, the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to First Horizon or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant maintains a policy of directors and officers insurance that provides insurance against certain expenses and liabilities which may be incurred by directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions of the Delaware General Corporation Law and the Registrant's Bylaws, the Registrant has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

     Not applicable.

Item 8.  Exhibits.
------   --------

         Exhibit
         No.        Description
         ---        -----------
         5          Opinion of counsel as to  legality of the  securities  being registered

         10 2002 Stock Plan (Incorporated by Reference from the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24,
                    2002)

         23 Consent of Arnall Golden Gregory LLP (included in opinion filed as Exhibit 5)

         24         Power of Attorney (included on page II-4)

Item 9. Undertakings.
        ------------

     The undersigned Registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON FOLLOWING PAGE]

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Alpharetta, State of Georgia, on May 31, 2002.


                          FIRST HORIZON PHARMACEUTICAL CORPORATION



                          By:   /s/ Mahendra G. Shah, Ph.D.
                               --------------------------------------
                                Mahendra G. Shah, Ph.D.
                                Chairman, Chief Executive Officer and President



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mahendra G. Shah, Ph.D. and Jon S. Saxe, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.








                    [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 was signed by the following persons in the capacities indicated on May 31, 2002.

SIGNATURE                               TITLE

/s/ Mahendra G. Shah, Ph.D.             Chairman of the Board, Chief Executive
-----------------------------           Officer and President
Mahendra G. Shah, Ph.D.                 (principal executive officer)

                                        Director
-----------------------------
John N. Kapoor, Ph.D.

/s/ Jon S. Saxe                         Director
-----------------------------
Jon S. Saxe

/s/ Pierre Lapalme
-----------------------------           Director
Pierre Lapalme

/s/ Jerry N. Ellis                      Director
------------------------------
Jerry N. Ellis

/s/ Patrick J. Zenner                   Director
------------------------------
Patrick J. Zenner

/s/ Balaji Venkataraman                 Executive Vice President,
------------------------------          Chief Financial Officer, Chief
Balaji Venkataraman                     Operating Officer and Secretary
                                        (principal financial and
                                        accounting officer)

                                  EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

         5 Opinion of counsel as to legality of the securities being registered

         10 2002 Stock Plan (Incorporated by Reference from the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2002)


         23       Consent of Arnall Golden Gregory LLP
                  (included in opinion filed as Exhibit 5)

         24       Power of Attorney (included on page II-4)

----------------------

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